Exhibit 99.1

Contact: Mark J. grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636
News Release

Banner Corporation Earns $17.8 Million, or $0.52 per Diluted Share, in the First Quarter of 2016;
First Quarter Highlighted by Net Interest Margin Expansion

Walla Walla, WA - April 25, 2016 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported strong earnings growth propelled by growth from recent acquisitions, organic loan and core deposit growth and net interest margin expansion.  Net income in the first quarter of 2016 increased to $17.8 million, or $0.52 per diluted share, compared to $6.9 million, or $0.20 per diluted share, in the preceding quarter and $12.1 million, or $0.61 per diluted share, in the first quarter a year ago.  The current quarter results were impacted by $6.8 million of acquisition-related expenses which, net of tax benefit, reduced net income by $0.13 per diluted share, and the preceding quarter results were impacted by $18.4 million of acquisition-related expenses which, net of tax benefit, reduced net income by $0.37 per diluted share.

“Banner’s first quarter performance continued to reflect the success of our client acquisition strategies, which helped us realize strong operating results and increased our net interest margin,” stated Mark J. Grescovich, President and Chief Executive Officer.  “We are continuing to benefit from the acquisition and integration of AmericanWest Bank, including the successful completion of our core system conversion during the recent quarter.  Although there remains work to be done to fully realize the expected operating synergies, we have made solid progress on integration and can clearly observe the positive contributions from this merger in our first quarter results.  This strategic combination is allowing us to deploy our super community bank model through a strengthened presence in Washington, Oregon and Idaho, as well as expanded opportunities in attractive growth markets in California and Utah.”

At March 31, 2016, Banner Corporation had $9.75 billion in assets, $7.11 billion in net loans and $8.03 billion in deposits. It operates 190 branch offices located in nine of the top 20 largest western Metropolitan Statistical Areas by population.  As Banner Bank deploys its super community bank business model across five western states, the combined bank is benefiting from its increased scale and diversified geographic footprint with important economic drivers and significant growth opportunities.

First Quarter 2016 Highlights

•	Net income increased 47% to $17.8 million, compared to $12.1 million in the first quarter of 2015.
•	Acquisition-related expenses were $6.8 million which, net of tax benefit, reduced net income by $0.13 per diluted share for the quarter ended March 31, 2016.
•	Revenues from core operations* increased 86% to $111.0 million, compared to $59.7 million in the first quarter a year ago.
•	Net interest margin expanded to 4.13% for the current quarter, compared to 4.05% in the fourth quarter of 2015 and 4.09% a year ago.
•	Excluding acquisition accounting adjustments, the contractual net interest margin increased to 4.01% compared to 3.89% in the preceding quarter.
•	Deposit fees and other service charges were $11.8 million, compared to $13.2 million in the preceding quarter and $8.1 million a year ago.
•	Revenues from mortgage banking operations were $5.6 million, including $725,000 related to sale of multifamily loans, compared to $4.5 million in the preceding quarter and $4.1 million a year ago.
•	Net loans increased by $3.08 billion, or 76% year-over-year.
•	Total deposits increased 86% to $8.03 billion compared to a year ago.
•	Core deposits increased by $3.20 billion, or 90%, year-over-year.
•	Core deposits represented 84% of total deposits at March 31, 2016.
•	Quarterly dividend to shareholders increased 17% to $0.21 per share.
•	Common stockholders' tangible equity per share* increased to $30.38 at March 31, 2016, compared to $29.64 at the preceding quarter end and $29.75 a year ago.
•	The ratio of tangible common stockholders' equity to tangible assets* remained strong at 10.98% at March 31, 2016.

BANR - First Quarter 2016 Results
April 25, 2016

*Revenues from core operations and non-interest income from core operations (both of which exclude fair value adjustments and gains and losses on the sale of securities), acquisition accounting impact on net interest margin, non-interest expense from core operations (which excludes acquisition-related costs) and references to tangible common stockholders' equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets) represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  See also Non-GAAP Financial Measures reconciliation tables on the last three pages of this press release.

Acquisition of AmericanWest Bank

Effective October 1, 2015, Banner completed the acquisition of Starbuck Bancshares, Inc. ("Starbuck") and its wholly owned subsidiary AmericanWest Bank.  The merger was accounted for using the acquisition method of accounting.  Accordingly, the acquired assets (including identifiable intangible assets) and assumed liabilities of Starbuck were recognized at their respective estimated fair values as of the merger date.  The excess of the purchase price over the fair value of the net assets acquired was allocated to goodwill.  The fair value on the merger date represents management's best estimates based on available information and facts and circumstances in existence on the merger date.  The acquisition accounting is subject to adjustment within a post-closing measurement period.  During the first quarter of 2016, post-closing adjustments reduced goodwill by $2.9 million.

In addition to the acquisition of AmericanWest Bank, the acquisition of Siuslaw Financial Group and its wholly-owned subsidiary Siuslaw Bank ("Siuslaw") on March 6, 2015 had a significant impact on the current and historical operating results of Banner.  For additional details regarding these acquisitions and merger related expenses, see the tables under Business Combinations on pages 12 and 13 of this press release.

Income Statement Review

Banner’s first quarter net interest income, before the provision for loan losses, decreased slightly to $91.0 million, compared to $92.1 million in the preceding quarter, as a result of significant sales of multifamily loans acquired through the AmericanWest merger as well as expected seasonal factors, including the shorter quarter, and a $1.0 million reduction in the contribution from acquisition accounting.  Nonetheless, the first quarter 2016 net interest income increased 96% compared to $46.5 million in the first quarter a year ago, largely reflecting the acquisitions of AmericanWest Bank and Siuslaw and continued client acquisition.

“Our net interest margin expanded eight basis points compared to the preceding quarter and four basis points compared to a year ago, importantly as a result of increased contractual yields for both loans and investment securities, reflecting changes in the mix of assets and the increase in short-term market interest rates,” said Grescovich.  “By contrast, the accretion impact of acquisition accounting on the net interest margin declined by four basis points compared to the preceding quarter.”  Net interest margin is enhanced by the amortization of acquisition accounting discounts on purchased loans acquired in the acquisitions, which are accreted into loan interest income, as well as by net premiums on non-market-rate certificate of deposit liabilities assumed, which are amortized as a reduction to deposit interest expense.  Banner's net interest margin was 4.13% for the first quarter of 2016, which included eight basis points as a result of accretion from acquisition accounting loan discounts, two basis points from the amortization of deposit premiums and two basis points as a result of the impact of the net loan acquisition discounts on average earning assets from both the AmericanWest Bank and Siuslaw acquisitions, compared to a net interest margin of 4.05% in the preceding quarter and 4.09% in the first quarter a year ago.  Excluding the effects of acquisition accounting, the contractual net interest margin increased to 4.01% compared to 3.89% in the preceding quarter although, primarily as a result of the acquisition of AmericanWest Bank, the contractual net interest margin decreased slightly compared to 4.07% in the first quarter a year ago reflecting a proportionately larger portfolio of investment securities.

Average interest-earning asset yields increased eight basis points to 4.32% compared to 4.24% for the preceding quarter and increased one basis point from 4.31% for the first quarter a year ago.  Loan yields increased six basis points compared to the preceding quarter and decreased two basis points from the first quarter a year ago.  The accretion of discounts and related balance sheet impact on the loans acquired through the acquisitions added 12 basis points to reported loan yields for the quarter.  Deposit costs remained unchanged compared to the preceding quarter and decreased three basis points compared to the first quarter a year ago.  Amortization of acquisition accounting net premiums on certificates of deposit reduced the cost of deposits by two basis points in the first quarter 2016.  The total cost of funds remained unchanged at 0.20% during the first quarter compared to the preceding quarter and declined four basis points compared to 0.24% for the first quarter a year ago.

BANR- First Quarter 2016 Results
April 25, 2016

“Home purchase activity remains robust in our markets, and revenues from mortgage banking were strong, reflecting Banner’s increased market presence and our investment in this business line,” said Grescovich.  “In addition, our multifamily origination unit that was acquired in the merger with AmericanWest Bank produced $725,000 of gains on the sale of loans that were originated subsequent to the acquisition date.”  Mortgage banking revenues increased 26% to $5.6 million in the first quarter compared to $4.5 million in the preceding quarter and increased 37% compared to $4.1 million in the first quarter of 2015.  Home purchase activity accounted for 61% of first quarter one- to four-family mortgage banking loan originations.

Deposit fees and other service charges contributed $11.8 million of first quarter revenues, compared to $13.2 million in the preceding quarter and increased 45% compared to $8.1 million in the first quarter a year ago.  The decline compared to the preceding quarter reflects normal seasonal patterns as well as one-time fee waivers in connection with the systems conversion.

Revenues from core operations* (revenues excluding gains and losses on the sale of securities and net change in valuation of financial instruments) were $111.0 million in the first quarter ended March 31, 2016, compared to $112.0 million in the preceding quarter and increased 86% compared to $59.7 million in the first quarter of 2015.  Total revenues were $111.0 million for the quarter ended March 31, 2016, compared to $110.5 million in the preceding quarter and $60.2 million in the first quarter a year ago.

Banner’s first quarter 2016 results included a $29,000 net gain for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, as well as a $21,000 net gain on the sale of securities.  In the preceding quarter, results included a $1.5 million net loss for fair value adjustments, as well as a $3,000 net loss on the sale of securities and in the first quarter a year ago results included a $1.1 million net gain for fair value adjustments, as well as a $510,000 loss on the sale of securities.

Banner’s total non-interest income, which includes the changes in the valuation of financial instruments carried at fair value and gains and losses on the sale of securities, was $20.0 million in the first quarter of 2016, compared to $18.4 million in the fourth quarter of 2015 and $13.7 million in the first quarter a year ago.  Non-interest income from core operations,* which excludes gains and losses on sale of securities and net changes in the valuation of financial instruments, was $19.9 million for the first quarter of 2016, which was unchanged compared to the preceding quarter.  Non-interest income from core operations* was $13.2 million for the first quarter a year ago.

Total non-interest expenses were $84.0 million in the first quarter of 2016, compared to $100.3 million in the preceding quarter and $41.9 million in the first quarter of 2015.  The year-over-year increase in non-interest expenses was largely attributable to acquisition-related expenses and incremental costs associated with operating the 98 branches acquired in the AmericanWest Bank merger on October 1, 2015 and the ten Siuslaw branches acquired in March 2015, as well as generally increased compensation, occupancy and payment and card processing services reflecting increased transaction volume.  There were $6.8 million in acquisition-related expenses in the current quarter compared to $18.4 million in the preceding quarter and $1.6 million in the first quarter a year ago.

For the first quarter of 2016, Banner recorded $9.2 million in state and federal income tax expense for an effective tax rate of 34.1%, which reflects normal statutory tax rates increased by the effect of certain non-deductible merger expenses and reduced by the effect of tax-exempt income and certain tax credits.

Balance Sheet Review

Largely as a result of the AmericanWest Bank acquisition but also reflecting organic growth, total assets increased by 87% to $9.75 billion at March 31, 2016, compared to $5.21 billion a year ago.  Total assets were $9.80 billion at December 31, 2015.  The total of securities and interest-bearing deposits held at other banks was $1.59 billion at March 31, 2016, compared to $1.54 billion at December 31, 2015 and $782.4 million a year ago.  Compared to a year earlier, the increase in the securities portfolio is primarily a result of positions held by AmericanWest at the time of the merger.  The average effective duration of Banner's securities portfolio was approximately 2.9 years at March 31, 2016.

“Net loans increased by $3.08 billion, or 76%, year-over-year due to the AmericanWest Bank acquisition and strong organic growth.  Net loans decreased compared to the preceding quarter end, largely as a result of the sale of $139.1 million of multifamily loans and expected seasonal reductions in agricultural loans.  Nevertheless, loan production remained solid, as did the regional economy, and we continue to see significant potential for growth in our loan origination pipelines,” said Grescovich.

Net loans increased 76% to $7.11 billion at March 31, 2016, compared to $4.03 billion a year ago.  Net loans were $7.24 billion at December 31, 2015.  Reflecting the recent loan sales, commercial real estate and multifamily real estate loans decreased 4% to $3.44 billion at March 31, 2016, compared to $3.57 billion at December 31, 2015, but increased 94% compared to $1.77 billion a year ago.  Commercial business loans increased 1% to $1.22 billion at March 31, 2016, compared to $1.21 billion three months earlier and increased 58% compared to $776.6 million a year ago.  Agricultural business loans decreased 10% to $340.4 million at March 31, 2016, compared to $376.5 million three months earlier but increased 63% compared to $208.6 million a year ago.  Total construction, land and land development loans increased 10% to $632.1 million at March 31, 2016, compared to $574.4 million at December 31, 2015, and increased 47% compared to $431.0 million a year earlier.

BANR- First Quarter 2016 Results
April 25, 2016

Banner’s total deposits were $8.03 billion at March 31, 2016, a slight decline compared to $8.06 billion at December 31, 2015 but an increase of 86% compared to $4.32 billion a year ago.  In connection with certain product changes during the first quarter, Banner converted approximately $420 million of former AmericanWest Bank interest-bearing deposits to non-interest-bearing deposits.  As a result of the product changes, non-interest-bearing account balances increased 16% to $3.04 billion at March 31, 2016, compared to $2.62 billion three months earlier and reflecting the acquisition and organic account growth increased 102% compared to $1.50 billion a year ago.  Also as a result of the product changes, interest-bearing transaction and savings accounts decreased 9% to $3.71 billion at March 31, 2016, compared to $4.08 billion three months earlier but increased 82% compared to $2.04 billion a year ago.  Certificates of deposit decreased 5% to $1.29 billion at March 31, 2016, compared to $1.35 billion at December 31, 2015, but increased 66% compared to $778.0 million a year earlier.  Brokered deposits totaled $135.6 million at March 31, 2016, compared to $162.9 million at December 31, 2015 and $4.8 million a year ago.

Core deposits represented 84% of total deposits at March 31, 2016, compared to 82% of total deposits a year earlier.  The cost of deposits was 0.15% for the quarter ended March 31, 2016, the same as in the preceding quarter, and declined three basis points from 0.18% for the quarter ended March 31, 2015.

At March 31, 2016, total common stockholders' equity was $1.32 billion, or $38.58 per share, compared to $1.30 billion at December 31, 2015 and $651.3 million a year ago.  The year-over-year increase was mostly due to 13.23 million shares of voting common and non-voting common stock issued on October 1, 2015 in connection with the AmericanWest Bank acquisition, which were valued at $47.67 per share and increased stockholders’ equity by $630.7 million.  At March 31, 2016, tangible common stockholders' equity*, which excludes goodwill and other intangible assets, was $1.04 billion, or 10.98% of tangible assets*, compared to $1.01 billion, or 10.67% of tangible assets, at December 31, 2015, and $624.1 million, or 12.04% of tangible assets, a year ago.  Banner's tangible book value per share* increased to $30.38 at March 31, 2016, compared to $29.75 per share a year ago.

Banner Corporation and its subsidiary banks continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized” under the Basel III and Dodd Frank regulatory standards.  At March 31, 2016, Banner Corporation's common equity Tier 1 capital ratio was 11.93%, its Tier 1 leverage capital to average assets ratio was 11.28% and its total capital to risk-weighted assets ratio was 13.58%.

Credit Quality

“Our credit quality metrics continue to reflect our moderate risk profile and our reserve levels remain strong.  As a result, no provision for loan losses was required again during the current quarter,” said Grescovich.  “However, as we continue to accrete the acquisition accounting discounts for the loans acquired through last year’s acquisitions and experience further growth in the loan portfolio, we expect to increase the allowance for loan losses through renewed loan loss provisioning at some point before year-end 2016.”

In accordance with acquisition accounting, loans acquired from AmericanWest Bank and Siuslaw were recorded at their estimated fair value, which resulted in a net discount to the loans’ contractual amounts, of which a portion reflects a discount for possible credit losses.  Credit discounts are included in the determination of fair value and as a result no allowance for loan and lease losses is recorded for acquired loans at the acquisition date.  Although the discount recorded on the acquired loans is not reflected in the allowance for loan losses or related allowance coverage ratios, we believe it should be considered when comparing the current ratios to similar ratios in periods prior to the acquisitions of AmericanWest Bank and Siuslaw.

The allowance for loan losses was $78.2 million at March 31, 2016, or 1.09% of total loans outstanding and 501% of non-performing loans compared to $75.4 million at March 31, 2015, or 1.83% of total loans outstanding and 305% of non-performing loans.  Banner had net recoveries of $189,000 in the first quarter compared to net recoveries of $688,000 in the fourth quarter of 2015 and net charge-offs of $542,000 in the first quarter a year ago.  If the allowance for loan losses and loans were grossed up for the remaining loan discount the adjusted allowance for loan losses to adjusted loans would have been 1.67% as of March 31, 2016.  Non-performing loans were $15.6 million at March 31, 2016, compared to $15.2 million at December 31, 2015, and $24.7 million a year ago.  Real estate owned and other repossessed assets decreased to $7.2 million at March 31, 2016, compared to $11.6 million at December 31, 2015, but increased compared to $4.9 million a year ago, primarily due to additional real estate owned acquired in the mergers.

Banner's non-performing assets were 0.24% of total assets at March 31, 2016, compared to 0.28% at December 31, 2015 and 0.57% a year ago.  Non-performing assets were $23.0 million at March 31, 2016, compared to $27.1 million at December 31, 2015 and $29.7 million a year ago.  In addition to non-performing assets, purchased credit-impaired loans decreased to $53.3 million at March 31, 2016 compared to $58.6 million at December 31, 2015 and increased from $5.7 million a year ago.

Conference Call

Banner will host a conference call on Tuesday, April 26, 2016, at 8:00 a.m. PDT, to discuss its first quarter results.  To listen to the call on-line, go to www.bannerbank.com.  Investment professionals are invited to dial (866) 235-9915 to participate in the call.  A replay will be available for one week at (877) 344-7529 using access code 10093182, or at www.bannerbank.com.

BANR- First Quarter 2016 Results
April 25, 2016

About the Company

On October 1, 2015, Banner Corporation completed the acquisition of AmericanWest Bank which was merged into Banner Bank, a transformational merger that brought together two financially strong, well-respected institutions and created a leading Western bank.  Banner Corporation is now a $9.7 billion bank holding company operating two commercial banks in five Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner's operating and stock price performance.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the merger of Banner Bank and Siuslaw Bank and the merger of Banner Bank and AmericanWest Bank might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (3) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior and net interest margin; (6) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (9) the ability to access cost-effective funding; (10) changes in financial markets; (11) changes in economic conditions in general and in Washington, Idaho, Oregon, Utah and California in particular; (12) the costs, effects and outcomes of litigation; (13) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (14) changes in accounting principles, policies or guidelines; (15) future acquisitions by Banner of other depository institutions or lines of business; (16) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors and (17) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.

BANR- First Quarter 2016 Results
April 25, 2016

RESULTS OF OPERATIONS	Quarters Ended
(in thousands except shares and per share data)	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015

INTEREST INCOME:
Loans receivable	$86,958	$88,100	$46,365
Mortgage-backed securities	5,390	5,440	1,027
Securities and cash equivalents	2,953	2,955	1,677
	95,301	96,495	49,069
INTEREST EXPENSE:
Deposits	2,946	3,146	1,733
Federal Home Loan Bank advances	279	287	17
Other borrowings	75	73	43
Junior subordinated debentures	958	890	740
	4,258	4,396	2,533
Net interest income before provision for loan losses	91,043	92,099	46,536
PROVISION FOR LOAN LOSSES	—	—	—
Net interest income	91,043	92,099	46,536
NON-INTEREST INCOME:
Deposit fees and other service charges	11,818	13,172	8,126
Mortgage banking operations	5,643	4,482	4,109
Bank owned life insurance	1,185	1,056	438
Miscellaneous	1,263	1,196	483
	19,909	19,906	13,156
Net gain (loss) on sale of securities	21	(3)	(510)
Net change in valuation of financial instruments carried at fair value	29	(1,547)	1,050
Total non-interest income	19,959	18,356	13,696
NON-INTEREST EXPENSE:
Salary and employee benefits	46,564	49,225	24,287
Less capitalized loan origination costs	(4,250)	(4,007)	(2,838)
Occupancy and equipment	10,388	11,533	6,006
Information / computer data services	4,920	5,365	2,253
Payment and card processing services	4,785	5,504	3,016
Professional services	2,614	2,341	814
Advertising and marketing	1,734	1,882	1,610
Deposit insurance	1,338	1,284	567
State/municipal business and use taxes	838	505	453
Real estate operations	397	207	24
Amortization of core deposit intangibles	1,808	1,896	616
Miscellaneous	6,085	6,150	3,458
	77,221	81,885	40,266
Acquisition related costs	6,813	18,369	1,648
Total non-interest expense	84,034	100,254	41,914
Income before provision for income taxes	26,968	10,201	18,318
PROVISION FOR INCOME TAXES	9,194	3,308	6,184
NET INCOME	$17,774	$6,893	$12,134

Earnings per share available to common shareholders:
Basic	$0.52	$0.20	$0.61
Diluted	$0.52	$0.20	$0.61
Cumulative dividends declared per common share	$0.21	$0.18	$0.18

Weighted average common shares outstanding:
Basic	34,023,800	33,842,350	19,760,645
Diluted	34,103,727	33,934,426	19,845,019

Increase (decrease) in common shares outstanding	(20,804)	13,279,955	1,405,093

BANR- First Quarter 2016 Results
April 25, 2016

FINANCIAL CONDITION				Percentage Change
(in thousands except shares and per share data)	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015	Prior Qtr		Prior Yr Qtr

ASSETS
Cash and due from banks	$153,706	$117,657	$83,401	30.6%		84.3%
Interest-bearing deposits	106,864	144,260	215,114	(25.9	) %	(50.3	) %
Total cash and cash equivalents	260,570	261,917	298,515	(0.5	) %	(12.7	) %
Securities - trading	33,994	34,134	38,074	(0.4	) %	(10.7	) %
Securities - available for sale	1,199,279	1,138,573	395,607	5.3%		203.1%
Securities - held to maturity	246,320	220,666	133,649	11.6%		84.3%
Federal Home Loan Bank stock	13,347	16,057	25,544	(16.9	) %	(47.7	) %
Loans held for sale	47,523	44,712	9,419	6.3%		404.5%
Loans receivable	7,185,999	7,314,504	4,105,399	(1.8	) %	75.0%
Allowance for loan losses	(78,197)	(78,008)	(75,365)	0.2%		3.8%
Net loans	7,107,802	7,236,496	4,030,034	(1.8	) %	76.4%
Accrued interest receivable	30,674	29,627	16,873	3.5%		81.8%
Real estate owned held for sale, net	7,207	11,627	4,922	(38.0	) %	46.4%
Property and equipment, net	168,807	167,604	98,728	0.7%		71.0%
Goodwill	244,811	247,738	21,148	(1.2	) %	nm
Other intangibles, net	35,598	37,472	6,110	(5.0	) %	482.6%
Bank-owned life insurance	156,928	156,865	71,290	—%		120.1%
Other assets	192,734	192,810	61,459	—%		213.6%
Total assets	$9,745,594	$9,796,298	$5,211,372	(0.5	) %	87.0%

LIABILITIES
Deposits:
Non-interest-bearing	$3,036,330	$2,619,618	$1,504,768	15.9%		101.8%
Interest-bearing transaction and savings accounts	3,705,658	4,081,580	2,036,600	(9.2	) %	82.0%
Interest-bearing certificates	1,287,873	1,353,870	778,049	(4.9	) %	65.5%
Total deposits	8,029,861	8,055,068	4,319,417	(0.3	) %	85.9%
Advances from Federal Home Loan Bank at fair value	75,400	133,381	250	(43.5	) %	nm
Customer repurchase agreements and other borrowings	106,132	98,325	97,020	7.9%		9.4%
Junior subordinated debentures at fair value	92,879	92,480	84,326	0.4%		10.1%
Accrued expenses and other liabilities	81,485	76,511	38,164	6.5%		113.5%
Deferred compensation	39,682	40,474	20,882	(2.0	) %	90.0%
Total liabilities	8,425,439	8,496,239	4,560,059	(0.8	) %	84.8%

SHAREHOLDERS' EQUITY
Common stock	1,262,050	1,261,174	627,553	0.1%		101.1%
Retained earnings	50,230	39,615	22,623	26.8%		122.0%
Other components of shareholders' equity	7,875	(730)	1,137	nm		592.6%
Total shareholders' equity	1,320,155	1,300,059	651,313	1.5%		102.7%
Total liabilities and shareholders' equity	$9,745,594	$9,796,298	$5,211,372	(0.5	) %	87.0%

Common Shares Issued:
Shares outstanding at end of period	34,221,451	34,242,255	20,976,641
Common shareholders' equity per share (1)	$38.58	$37.97	$31.05
Common shareholders' tangible equity per share (1) (2)	$30.38	$29.64	$29.75
Common shareholders' tangible equity to tangible assets (2)	10.98%	10.67%	12.04%
Consolidated Tier 1 leverage capital ratio	11.28%	11.06%	14.67%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)
Common shareholders' tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the last two pages of the press release tables.

BANR- First Quarter 2016 Results
April 25, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
				Percentage Change
LOANS	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015	Prior Qtr	Prior Yr

Commercial real estate:
Owner occupied	$1,328,034	$1,327,807	$627,531	—%	111.6%
Investment properties	1,805,243	1,765,353	936,693	2.3%	92.7%
Multifamily real estate	307,019	472,976	208,687	(35.1)%	47.1%
Commercial construction	87,711	72,103	30,434	21.6%	188.2%
Multifamily construction	79,737	63,846	56,201	24.9%	41.9%
One- to four-family construction	297,348	278,469	228,224	6.8%	30.3%
Land and land development:
Residential	142,841	126,773	98,930	12.7%	44.4%
Commercial	24,493	33,179	17,174	(26.2)%	42.6%
Commercial business	1,224,915	1,207,944	776,579	1.4%	57.7%
Agricultural business including secured by farmland	340,350	376,531	208,635	(9.6)%	63.1%
One- to four-family real estate	910,719	952,633	543,004	(4.4)%	67.7%
Consumer:
Consumer secured by one- to four-family real estate	481,590	478,420	233,643	0.7%	106.1%
Consumer-other	155,999	158,470	139,664	(1.6)%	11.7%
Total loans outstanding	$7,185,999	$7,314,504	$4,105,399	(1.8)%	75.0%
Restructured loans performing under their restructured terms	$19,450	$21,777	$27,558
Loans 30 - 89 days past due and on accrual	$28,264	$18,834	$8,157
Total delinquent loans (including loans on non-accrual), net(1)	$43,986	$30,994	$20,822
Total delinquent loans / Total loans outstanding	0.61%	0.42%	0.51%
Purchased credit-impaired loans, net	$53,271	$58,555	$5,674

      (1) Delinquent loans include $4.9 million of delinquent purchased credit-impaired loans at March 31, 2015 compared to $6.3 million at December 31, 2015 and $1.1 million at March  31, 2015.

LOANS BY GEOGRAPHIC LOCATION	Mar 31, 2016		Dec 31, 2015		Mar 31, 2015
	Amount	Percentage	Amount	Percentage	Amount	Percentage

Washington	$3,333,912	46.4%	$3,343,112	45.7%	$2,398,848	58.5%
Oregon	1,420,749	19.8%	1,446,531	19.8%	1,088,596	26.5%
California	1,173,203	16.3%	1,234,016	16.9%	119,805	2.9%
Idaho	493,905	6.9%	496,870	6.8%	309,948	7.5%
Utah	289,082	4.0%	325,011	4.4%	4,490	0.1%
Other	475,148	6.6%	468,964	6.4%	183,712	4.5%
Total loans	$7,185,999	100.0%	$7,314,504	100.0%	$4,105,399	100.0%

BANR- First Quarter 2016 Results
April 25, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended
CHANGE IN THE	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$78,008	$77,320	$75,907
Provision for loan losses	—	—	—
Recoveries of loans previously charged off:
Commercial real estate	38	233	14
Construction and land	471	578	108
One- to four-family real estate	12	631	6
Commercial business	720	143	178
Agricultural business, including secured by farmland	17	261	295
Consumer	207	197	46
	1,465	2,043	647
Loans charged off:
Commercial real estate	(180)	(537)	—
One- to four-family real estate	—	(292)	(75)
Commercial business	(139)	—	(107)
Agricultural business, including secured by farmland	(567)	(161)	(818)
Consumer	(390)	(365)	(189)
	(1,276)	(1,355)	(1,189)
Net (charge-offs) recoveries	189	688	(542)
Balance, end of period	$78,197	$78,008	$75,365
Net (charge-offs) recoveries / Average loans outstanding	0.003%	0.009%	(0.014)%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
Specific or allocated loss allowance:
Commercial real estate	$19,732	$20,716	$19,103
Multifamily real estate	2,853	4,195	4,401
Construction and land	29,318	27,131	24,398
One- to four-family real estate	2,170	4,732	8,141
Commercial business	15,118	13,856	12,892
Agricultural business, including secured by farmland	4,282	3,645	3,732
Consumer	3,541	902	585
Total allocated	77,014	75,177	73,252
Unallocated	1,183	2,831	2,113
Total allowance for loan losses	$78,197	$78,008	$75,365
Allowance for loan losses / Total loans outstanding	1.09%	1.07%	1.83%
Allowance for loan losses / Non-performing loans	501%	512%	305%

BANR- First Quarter 2016 Results
April 25, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$4,145	$3,751	$4,141
Multifamily	—	—	578
Construction and land	2,250	2,260	7,523
One- to four-family	4,803	4,700	7,111
Commercial business	1,558	2,159	418
Agricultural business, including secured by farmland	663	697	1,566
Consumer	906	703	1,843
	14,325	14,270	23,180
Loans more than 90 days delinquent, still on accrual:
One- to four-family	1,039	899	1,548
Commercial business	—	8	—
Consumer	251	45	7
	1,290	952	1,555
Total non-performing loans	15,615	15,222	24,735
Real estate owned (REO)	7,207	11,627	4,922
Other repossessed assets	202	268	62
Total non-performing assets	$23,024	$27,117	$29,719
Total non-performing assets / Total assets	0.24%	0.28%	0.57%
Purchase credit impaired loans (net)	$53,271	$58,555	$5,674

	Quarters Ended
REAL ESTATE OWNED	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
Balance, beginning of period	$11,627	$6,363	$3,352
Additions from loan foreclosures	2	1,125	668
Additions from acquisitions	400	5,706	2,525
Proceeds from dispositions of REO	(4,666)	(1,585)	(1,738)
Gain on sale of REO	49	18	115
Valuation adjustments in the period	(205)	—	—
Balance, end of period	$7,207	$11,627	$4,922

BANR- First Quarter 2016 Results
April 25, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION				Percentage Change
	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015	Prior Qtr	Prior Yr

Non-interest-bearing	$3,036,330	$2,619,618	$1,504,768	15.9%	101.8%
Interest-bearing checking	767,460	1,159,846	472,033	(33.8)%	62.6%
Regular savings accounts	1,327,558	1,284,642	979,824	3.3%	35.5%
Money market accounts	1,610,640	1,637,092	584,743	(1.6)%	175.4%
Interest-bearing transaction & savings accounts	3,705,658	4,081,580	2,036,600	(9.2)%	82.0%
Interest-bearing certificates	1,287,873	1,353,870	778,049	(4.9)%	65.5%
Total deposits	$8,029,861	$8,055,068	$4,319,417	(0.3)%	85.9%

GEOGRAPHIC CONCENTRATION OF DEPOSITS	Mar 31, 2016		Dec 31, 2015		Mar 31, 2015
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Washington	$4,209,332	52.4%	$4,219,304	52.4%	$2,865,536	66.4%
Oregon	1,668,421	20.8%	1,648,421	20.4%	1,206,944	27.9%
California	1,565,326	19.5%	1,592,365	19.8%	—	—%
Idaho	428,681	5.3%	435,099	5.4%	246,937	5.7%
Utah	158,101	2.0%	159,879	2.0%	—	—%
Total deposits	$8,029,861	100.0%	$8,055,068	100.0%	$4,319,417	100.0%

INCLUDED IN TOTAL DEPOSITS	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
Public non-interest-bearing accounts	$82,527	$85,489	$44,195
Public interest-bearing transaction & savings accounts	123,713	123,941	58,023
Public interest-bearing certificates	29,983	31,281	35,326
Total public deposits	$236,223	$240,711	$137,544
Total brokered deposits	$135,603	$162,936	$4,800

BANR- First Quarter 2016 Results
April 25, 2016

ADDITIONAL FINANCIAL INFORMATION
(in thousands)

BUSINESS COMBINATIONS
ACQUISITION OF STARBUCK BANCSHARES, INC.*	October 1, 2015

Cash paid		$130,000
Fair value of common shares issued		630,674
Total consideration		760,674

Fair value of assets acquired:
Cash and cash equivalents	$95,821
Securities	1,037,238
Loans receivable	2,999,130
Real estate owned held for sale	6,105
Property and equipment	66,728
Core deposit intangible	33,500
Deferred tax asset	108,454
Other assets	112,782
Total assets acquired	4,459,758

Fair value of liabilities assumed:
Deposits	3,638,596
FHLB advances	221,442
Junior subordinated debentures	5,806
Other liabilities	56,359
Total liabilities assumed	3,922,203
Net assets acquired		537,555
Goodwill		$223,119

BANR- First Quarter 2016 Results
April 25, 2016

ACQUISITION OF SIUSLAW FINANCIAL GROUP	March 6, 2015

Cash paid		$5,806
Fair value of common shares issued		58,100
Total consideration		63,906

Fair value of assets acquired:
Cash and cash equivalents	$84,405
Securities - available for sale	12,865
Loans receivable	247,098
Real estate owned held for sale	2,525
Property and equipment	8,127
Core deposit intangible	3,895
Other assets	10,848
Total assets acquired	369,763

Fair value of liabilities assumed:
Deposits	316,406
Junior subordinated debentures	5,959
Other liabilities	5,183
Total liabilities assumed	327,548
Net assets acquired		42,215
Goodwill		$21,691

* Amounts recorded in this table are preliminary estimates of fair value.  Additional adjustments to the purchase price allocation may be required.

MERGER AND ACQUISITION EXPENSE (1)	Quarters Ended
	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
By expense category:
Personnel severance/retention fees	$1,313	$6,134	$—
Professional services	852	5,757	1,280
Branch consolidation and other occupancy expenses	1,949	976	24
Client communications	251	306	66
Information/computer data services	1,417	2,069	40
Miscellaneous	1,031	3,127	238
Total merger and acquisition expense	$6,813	$18,369	$1,648

By acquisition:
Siuslaw Financial Group	$—	$133	$670
Starbuck Bancshares, Inc. (AmericanWest)	6,813	18,236	978
Total merger and acquisition expense	$6,813	$18,369	$1,648

BANR- First Quarter 2016 Results
April 25, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF MARCH 31, 2016	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,146,218	13.58%	$675,182	8.00%	$843,977	10.00%
Tier 1 capital to risk-weighted assets	1,064,372	12.61%	506,386	6.00%	675,182	8.00%
Tier 1 leverage capital to average assets	1,064,372	11.28%	377,320	4.00%	471,650	5.00%
Common equity tier 1 capital to risk-weighted assets	1,006,886	11.93%	379,790	4.50%	548,585	6.50%

Banner Bank:
Total capital to risk-weighted assets	1,034,320	12.54%	659,676	8.00%	824,595	10.00%
Tier 1 capital to risk-weighted assets	954,697	11.58%	494,757	6.00%	659,676	8.00%
Tier 1 leverage capital to average assets	954,697	10.42%	366,529	4.00%	458,161	5.00%
Common equity tier 1 capital to risk-weighted assets	954,697	11.58%	371,068	4.50%	535,987	6.50%

Islanders Bank:
Total capital to risk-weighted assets	38,876	20.23%	15,371	8.00%	19,214	10.00%
Tier 1 capital to risk-weighted assets	36,653	19.08%	11,528	6.00%	15,371	8.00%
Tier 1 leverage capital to average assets	36,653	13.71%	10,695	4.00%	13,369	5.00%
Common equity tier 1 capital to risk-weighted assets	36,653	19.08%	8,646	4.50%	12,489	6.50%

BANR- First Quarter 2016 Results
April 25, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Quarter Ended
	March 31, 2016			December 31, 2015			March 31, 2015
	Average Balance	Interest and Dividends	Yield/ Cost(3)	Average Balance	Interest and Dividends	Yield /Cost(3)	Average Balance	Interest and Dividends	Yield /Cost(3)
Interest-earning assets:
Mortgage loans	$5,707,882	$68,743	4.84%	$5,785,986	$69,552	4.77%	$2,913,207	$35,561	4.95%
Commercial/agricultural loans	1,471,638	16,025	4.38%	1,469,445	16,303	4.40%	885,940	8,967	4.10%
Consumer and other loans	141,361	2,190	6.23%	142,599	2,245	6.25%	121,108	1,837	6.15%
Total loans(1)	7,320,881	86,958	4.78%	7,398,030	88,100	4.72%	3,920,255	46,365	4.80%
Mortgage-backed securities	1,004,836	5,390	2.16%	1,025,612	5,440	2.10%	308,068	1,027	1.35%
Other securities	421,241	2,772	2.65%	457,521	2,787	2.42%	265,796	1,617	2.47%
Interest-bearing deposits with banks	103,775	101	0.39%	129,797	76	0.23%	91,202	53	0.24%
FHLB stock	17,531	80	1.84%	17,268	92	2.11%	26,942	7	0.11%
Total investment securities	1,547,383	8,343	2.17%	1,630,198	8,395	2.04%	692,008	2,704	1.58%
Total interest-earning assets	8,868,264	95,301	4.32%	9,028,228	96,495	4.24%	4,612,263	49,069	4.31%
Non-interest-earning assets	900,296			870,169			230,634
Total assets	$9,768,560			$9,898,397			$4,842,897
Deposits:
Interest-bearing checking accounts	$934,072	196	0.08%	$1,127,541	234	0.08%	$445,614	90	0.08%
Savings accounts	1,307,369	423	0.13%	1,595,451	420	0.10%	929,852	344	0.15%
Money market accounts	1,620,524	862	0.21%	1,311,383	881	0.27%	521,839	203	0.16%
Certificates of deposit	1,328,741	1,465	0.44%	1,418,774	1,611	0.45%	769,378	1,096	0.58%
Total interest-bearing deposits	5,190,706	2,946	0.23%	5,453,149	3,146	0.23%	2,666,683	1,733	0.26%
Non-interest-bearing deposits	2,788,372	—	—%	2,665,676	—	—%	1,331,080	—	—%
Total deposits	7,979,078	2,946	0.15%	8,118,825	3,146	0.15%	3,997,763	1,733	0.18%
Other interest-bearing liabilities:
FHLB advances	169,204	279	0.66%	178,399	287	0.64%	17,744	17	0.39%
Other borrowings	102,865	75	0.29%	99,515	73	0.29%	88,304	43	0.20%
Junior subordinated debentures	140,212	958	2.75%	140,212	890	2.52%	126,099	740	2.38%
Total borrowings	412,281	1,312	1.28%	418,126	1,250	1.19%	232,147	800	1.40%
Total funding liabilities	8,391,359	4,258	0.20%	8,536,951	4,396	0.20%	4,229,910	2,533	0.24%
Other non-interest-bearing liabilities(2)	63,014			54,967			4,569
Total liabilities	8,454,373			8,591,918			4,234,479
Shareholders' equity	1,314,187			1,306,479			608,418
Total liabilities and shareholders' equity	$9,768,560			$9,898,397			$4,842,897
Net interest income/rate spread		$91,043	4.12%		$92,099	4.04%		$46,536	4.07%
Net interest margin			4.13%			4.05%			4.09%

Additional Key Financial Ratios:
Return on average assets			0.73%			0.28%			1.02%
Return on average equity			5.44%			2.09%			8.09%
Average equity/average assets			13.45%			13.20%			12.56%
Average interest-earning assets/average interest-bearing liabilities			158.28%			153.77%			159.11%
Average interest-earning assets/average funding liabilities			105.68%			105.75%			109.04%
Non-interest income/average assets			0.82%			0.74%			1.15%
Non-interest expense/average assets			3.46%			4.02%			3.51%
Efficiency ratio(4)			75.70%			90.76%			69.59%
(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to FHLB advances and junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.

BANR- First Quarter 2016 Results
April 25, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures (unaudited)

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.

REVENUE FROM CORE OPERATIONS	Quarters Ended
	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
Net interest income before provision for loan losses	$91,043	$92,099	$46,536
Total non-interest income	19,959	18,356	13,696
Total GAAP revenue	111,002	110,455	60,232
Exclude net (gain) loss on sale of securities	(21)	3	510
Exclude change in valuation of financial instruments carried at fair value	(29)	1,547	(1,050)
Revenue from core operations (non-GAAP)	$110,952	$112,005	$59,692

ACQUISITION ACCOUNTING IMPACT ON NET INTEREST MARGIN	Quarters Ended
	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
Net interest income before provision for loan losses (GAAP)	$91,043	$92,099	$46,536
Exclude discount accretion on purchased loans	(1,689)	(2,579)	(111)
Exclude premium amortization on acquired certificates of deposit	(461)	(572)	(69)
Net interest income before discount accretion (non-GAAP)	$88,893	$88,948	$46,356

Average interest-earning assets (GAAP)	$8,868,264	$9,028,228	$4,612,263
Exclude average net loan discount on acquired loans	43,347	43,109	1,576
Average interest-earning assets before acquired loan discount (non-GAAP)	$8,911,611	$9,071,337	$4,613,839

Net interest margin (GAAP)	4.13%	4.05%	4.09%
Exclude impact on net interest margin from discount accretion	(0.08)	(0.11)	(0.01)
Exclude impact on net interest margin from CD premium amortization	(0.02)	(0.03)	(0.01)
Exclude impact of net loan discount on average earning assets	(0.02)	(0.02)	—
Net margin before discount accretion (non-GAAP)	4.01%	3.89%	4.07%

NON-INTEREST INCOME/EXPENSE FROM CORE OPERATIONS	Quarters Ended
	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
Total non-interest income (GAAP)	$19,959	$18,356	$13,696
Exclude net (gain) loss on sale of securities	(21)	3	510
Exclude change in valuation of financial instruments carried at fair value	(29)	1,547	(1,050)
Non-interest income from core operations (non-GAAP)	$19,909	$19,906	$13,156

Total non-interest expense (GAAP)	$84,034	$100,254	$41,914
Exclude acquisition related costs	(6,813)	(18,369)	(1,648)
Non-interest expense from core operations (non-GAAP)	$77,221	$81,885	$40,266

BANR- First Quarter 2016 Results
April 25, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands except shares and per share data)
	Quarters Ended
	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
EARNINGS FROM CORE OPERATIONS
Net income (GAAP)	$17,774	$6,893	$12,134
Exclude net (gain) loss on sale of securities	(21)	3	510
Exclude change in valuation of financial instruments carried at fair value	(29)	1,547	(1,050)
Exclude acquisition-related costs	6,813	18,369	1,648
Exclude related tax expense (benefit)	(2,417)	(6,425)	(120)
Total earnings from core operations (non-GAAP)	$22,120	$20,387	$13,122

Diluted earnings per share (GAAP)	$0.52	$0.20	$0.61
Diluted core earnings per share (non-GAAP)	$0.65	$0.60	$0.66

NET EFFECT OF ACQUISITION-RELATED COSTS ON EARNINGS
Acquisition-related costs	$(6,813)	$(18,369)	$(1,648)
Related tax benefit	2,435	5,867	315
Total net effect of acquisition-related costs on earnings	$(4,378)	$(12,502)	$(1,333)

Diluted weighted average shares outstanding	34,103,727	33,934,426	19,845,019
Total net effect of acquisition-related costs on diluted weighted average earnings per share	$(0.13)	$(0.37)	$(0.07)

	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
TANGIBLE COMMON SHAREHOLDERS' EQUITY TO TANGIBLE ASSETS
Shareholders' equity (GAAP)	$1,320,155	$1,300,059	$651,313
Exclude goodwill and other intangible assets, net	280,409	285,210	27,258
Tangible common shareholders' equity (non-GAAP)	$1,039,746	$1,014,849	$624,055

Total assets (GAAP)	$9,745,594	$9,796,298	$5,211,372
Exclude goodwill and other intangible assets, net	280,409	285,210	27,258
Total tangible assets (non-GAAP)	$9,465,185	$9,511,088	$5,184,114
Tangible common shareholders' equity to tangible assets (non-GAAP)	10.98%	10.67%	12.04%

TANGIBLE COMMON SHAREHOLDERS' EQUITY PER SHARE
Tangible common shareholders' equity	$1,039,746	$1,014,849	$624,055
Common shares outstanding at end of period	34,221,451	34,242,255	20,976,641
Common shareholders' equity (book value) per share (GAAP)	$38.58	$37.97	$31.05
Tangible common shareholders' equity (tangible book value) per share (non-GAAP)	$30.38	$29.64	$29.75

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands except shares and per share data)

	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
RATIO OF ADJUSTED ALLOWANCE FOR LOAN LOSSES TO ADJUSTED LOANS
Loans receivable (GAAP)	$7,185,999	$7,314,504	$4,105,399
Net loan discount on acquired loans	42,302	43,657	5,032
Adjusted loans (non-GAAP)	$7,228,301	$7,358,161	$4,110,431

Allowance for loan losses (GAAP)	$78,197	$78,008	$75,365
Net loan discount on acquired loans	42,302	43,657	5,032
Adjusted allowance for loan losses (non-GAAP)	$120,499	$121,665	$80,397

Adjusted allowance for loan losses / Adjusted loans (non-GAAP)	1.67%	1.65%	1.96%